UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

ITEM 8.01 Other Events

Dolby Laboratories, Inc. (the “Company”) hereby reports that (i) Dagmar Dolby, as Trustee of the Ray Dolby 2002 Trust A dated April 19, 2002, (ii) Dagmar Dolby, as Trustee of the Ray Dolby 2002 Trust B dated April 19, 2002, (iii) Dagmar Dolby, as Trustee of the Ray Dolby 2011 Trust A dated December 14, 2011, and (iv) Dagmar Dolby, as Trustee of the Ray Dolby 2011 Trust B dated December 14, 2011 (collectively, the “Dolby Trusts”), adopted Rule 10b5-1 trading plans in the third quarter of fiscal 2016. Dagmar Dolby, the Company’s principal stockholder, is the widow of the Company’s founder, Ray Dolby, and the mother of a Company director, David Dolby.

The trading plans were established as part of the Dolby Trusts’s investment strategies for asset diversification and liquidity over time. The trading plans were adopted during an “open window” in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and as permitted by the Company’s insider trading policy.

A total of up to 2,222,482 shares of the Company’s Class A Common Stock (or approximately 4.8% of the Company’s capital stock held of record by Dagmar Dolby and her family trusts and other family entities as of April 29, 2016) could be sold under the Dolby Trusts’s trading plans. Sales under the trading plans may commence in August 2016, are based upon pre-established stock price thresholds, are subject to daily volume limits and will expire once all of the shares have been sold or in August 2017, whichever is earlier. Actual sale transactions will be disclosed publicly through filings with the Securities and Exchange Commission, as required.

Rule 10b5-1 allows persons who may be considered insiders to adopt pre-arranged written plans for trading specified amounts of stock. Such a plan establishes predetermined trading parameters that, among other things, do not permit the person adopting the plan to exercise subsequent influence over how, when or whether to effect trades. Once a plan has been properly adopted, trades may be executed pursuant to the terms of the plan at times when the person would otherwise be restricted from trading. Trading plans are designed to allow persons to purchase or sell shares in an orderly fashion for asset diversification, liquidity, tax planning and other purposes when they might otherwise be restricted from doing so due to material, non-public information that they might possess at the time of the purchase or sale.

The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers, directors or stockholders in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman
Executive Vice President, General Counsel and Secretary

Date: May 6, 2016